UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Please see item 5.02 below.

Item 1.02 Termination of a Material Definitive Agreement

Please see item 5.02 below.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Chief Financial Officer and Appointment of Chief Financial Officer

On November 3, 2005, Gregory B. Maffei resigned as Chief Financial Officer of Oracle Corporation (“Oracle”). Mr. Maffei will remain employed until November 15, 2005, in order to assist with a smooth transition. In connection with his resignation, Mr. Maffei executed a Resignation Agreement dated November 3, 2005 in which Mr. Maffei provided Oracle and its affiliates with a general release of claims. The Resignation Agreement also terminates and supersedes Mr. Maffei’s Offer Letter Employment Agreement dated June 20, 2005, as amended on September 8, 2005.

On November 4, 2005, Safra Catz, a President of Oracle, was appointed Chief Financial Officer. Ms. Catz, 43, has been a President of Oracle since January 2004 and has served as a director since October 2001. She served as an Executive Vice President from November 1999 to January 2004 and as a Senior Vice President from April 1999 to October 1999.

The description of Mr. Maffei’s Resignation Agreement is qualified in its entirety by the Resignation Agreement that is filed as Exhibit 10.28 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.28	Resignation Agreement dated November 3, 2005, of Gregory B. Maffei

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 9, 2005	By:	/s/ Martin J. Collins
	Name:	Martin J. Collins
	Title:	Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

10.28 Resignation	Agreement dated November 3, 2005, of Gregory B. Maffei